STAT E OF NEVADA

ROSS MILLER

Secretary of State

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701-4069

SCOTT W. ANDERSON

Telephone (775) 684-5708

Deputy Secretary

Fax (775) 684-7138

for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

THOMAS PUZZO

Job:C20100803-1124

August 3, 2010

Special Handling Instructions:

EMAILED 08/03/10 - RSS

Charges

Description

Document Number

Filing Date/Time

Qty

Price

Amount

Correction

20100578406-63

8/3/2010 10:00:47 AM

1

$175.00

$175.00

24 Hour  Expedite

20100578406-63

8/3/2010 10:00:47 AM

1

$125.00

$125.00

Total

$300.00

Payments

Type

Description

Amount

Credit

543003|10080350665176

$300.00

Total

$300.00

Credit Balance:  $0.00

Job Contents:

File Stamped Copy(s):

1

THOMAS PUZZO

08/03/10 09:40am P. 002

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100578406-63
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/03/2010 10:00 AM
	Entity Number E0283192010-8

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

GREEN & QUALITY HOME LIFE

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 06/01/10

4. Description of the inaccuracy or defect.

Article 1 "Name of Corporation" incorrectly stated the name of the entity as "GREEN & QUALITY HOME LIFE"

5. Correction of the inaccuracy or defect.

Article 1 "Name of Corporation" is hereby corrected, stating the name of the corporation as "GREEN & QUALITY HOME LIFE, INC."

6. Signature:

X ______________________ President 07/28/10

Authorized Signature **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 3-26-09